                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 1, 2002


                            M.H. MEYERSON & CO., INC.
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             (Exact name of registrant as specified in its charter)

           New Jersey                            0-23410                         13-1924455
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(State or other jurisdiction             (Commission File Number)    (IRS Employer Identification No.)
      of incorporation)


Newport Tower, 525 Washington Boulevard, Jersey City, New Jersey                   07310
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(Address of principal executive offices)                                         (Zip Code)


Registrant's telephone number, including area code: (201) 459-9500
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(Former name or former address, if changed since last report.)

Item 4.  Changes in Registrant's Certifying Accountant.

On March 1, 2002 M.H. MEYERSON & CO., INC. (the "Registrant") was informed by Vincent R. Vassallo, CPA ("Vassallo"), the principal accountant engaged to audit the Registrant's financial statements, that Vassallo was retiring from the accounting profession and therefore would not be available to audit the Registrant's financial statements for the current fiscal year.

Vassallo's reports on the Registrant's financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant's two most recent fiscal years and the subsequent interim period preceding Vassallo's retirement there was no disagreement with Vassallo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Vassallo, would have caused Vassallo to make a reference to the subject matter of the disagreement in connection with its report.

On March 1, 2002, the Registrant engaged the accounting firm of Sanville & Company as the principal accountant to audit the Registrant's financial statements for the current fiscal year. The Registrant's decision to retain such new accountants was consented to by the Registrant's Audit Committee.


Item 7.  Financial Statements and Exhibits.

99.1  Letter from Vincent Vassallo, CPA March 6, 2002

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 M.H. MEYERSON & CO., INC.



Date: March 6, 2002                          By: /s/ Martin H. Meyerson
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                                                 Martin H. Meyerson
                                                 Chairman




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